CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Select Portfolios of our reports dated April 10, 2026, relating to the financial statements and financial highlights of Banking Portfolio, Brokerage and Investment Management Portfolio, Chemicals Portfolio, Fidelity Environmental and Alternative Energy Fund, Fidelity Natural Resources Fund, Financials Portfolio, FinTech Portfolio, Gold Portfolio, Insurance Portfolio, and Materials Portfolio; of our reports dated April 14, 2026, relating to the financial statements and financial highlights of Automotive Portfolio, Communication Services Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Consumer Staples Portfolio, Energy Portfolio, Leisure Portfolio, Retailing Portfolio and Utilities Portfolio; of our reports dated April 15, 2026, relating to the financial statements and financial highlights of Biotechnology Portfolio, Defense and Aerospace Portfolio, Enterprise Technology Services Portfolio, Health Care Portfolio, Health Care Services Portfolio, Medical Technology and Devices Portfolio, Pharmaceuticals Portfolio, Semiconductors Portfolio, Software and IT Services Portfolio, Tech Hardware Portfolio, Technology Portfolio, Telecommunications Portfolio, Transportation Portfolio, and Wireless Portfolio, which appear in Fidelity Select Portfolios’ Certified Shareholder Report on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 21, 2026